Exhibit 10.5

Execution Version

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE  (“Agreement”)  is made and entered into as of January 26,  2018 by and between THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”),  and BLUEPRINT MEDICINES CORPORATION, a  Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated February 12, 2015 (the “Lease”)  regarding space on the second and third floors consisting of 38,536 of rentable square feet (the “Original Premises) in the building located at 38 Sidney Street, Cambridge, Massachusetts 02139 (the “Building”);

WHEREAS,  effective as of December 18,  2017 (the “Effective Date”), the parties desire to expand the Premises to include 578 rentable square feet (“RSF”) of additional floor area located on the second floor of the Building (the “Expansion Area”), as more particularly shown on the attached Exhibit A-2, which is hereby incorporated into the Lease; the Original Premises and the Expansion Area are sometimes collectively referred to herein as the “Premises” which shall hereafter contain a total area of 39,114 RSF; and

WHEREAS, Landlord and Tenant desire to amend and to otherwise modify the Lease as set forth below;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree that the Lease shall be modified and amended as follows:

1.Defined Terms.  Capitalized terms used in this Agreement which are not defined herein shall have the meanings ascribed thereto in the Lease.  The meanings of capitalized terms defined herein which are also defined in the Lease shall supersede the meanings given thereto in the Lease to the extent necessary to give effect to the purpose and intent of this Agreement.    On and after the Effective Date, each reference in the Lease to “this Lease,” “hereunder,” “hereof,” “herein” or words of like import, and each similar reference in the other documents entered into in connection with the Lease, shall mean and be a reference to the Lease, as amended by this Agreement.

2.Expansion of the Premises and Fixed Rent.  The parties acknowledge and agree that the Premises are hereby enlarged by the addition of the Expansion Area in its current condition, “As Is” and “Where Is,” with no representations or warranty by the Landlord as to the condition thereof or suitability thereof for Tenant’s intended use.  Tenant acknowledges that Landlord has improved the Expansion Area in accordance with plans mutually agreed to by the parties, and agrees to reimburse Landlord for the construction of such work in the amount of $66,605.00, which shall be due and payable to Landlord within thirty (30) days after receipt of an invoice from Landlord.  From and after the Effective Date, the Expansion Area shall become a portion of the Premises, which shall thereupon contain 39,114 rentable square feet for all purposes including the calculation of Tenant’s Percentage Share of Excess Operating Expenses and Taxes and the payment of Rents, and any reference in the Lease, including Exhibit A to Premises shall thereupon include and refer to the Expansion Area.  Exhibit A attached to the Lease is hereby modified to delete the definitions of Premises,  Annual Fixed Rent and Tenant’s Address for Notices therein, and to substitute the following in their place and stead:

Premises:	The Premises shall be comprised of 39,114 rentable square feet as follows: Floor 2: 25,941 rsf Floor 3: 13,173 rsf
Annual Fixed Rent for the Term:

$60.00 per rentable square foot (rsf) of Premises floor area for and during the first lease year (November 1, 2015 through October 31, 2016), as escalated annually per the terms of Section 3.1 hereof.  For the sake of clarity, the Annual Fixed Rent for the third lease year (November 1, 2017 through October 31, 2018) is $63.65 per rsf.

Tenant’s Address for Notices:

Prior to February 1, 2018

Blueprint Medicines Corporation

38 Sidney Street, Suite 200

Cambridge, MA 02139

Attention: Legal Department

On or after February 1, 2018

Blueprint Medicines Corporation

45 Sidney Street

Cambridge, MA 02139

Attention: Legal Department

In either case with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Kingsley Taft, Esq.

3.Protection of REIT Status.  In the event that Landlord determines that any of the financial obligations of Tenant to Landlord as set forth in this Lease might (a) fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) otherwise jeopardize the status of any of Landlord’s affiliates, including Forest City Realty Trust, Inc., as a “real estate investment trust”  (“REIT”) within the meaning of Section 856 of the Code, then, at Landlord’s option, Landlord may, in its sole discretion, assign any of its rights and obligations under this Lease to a designee chosen by Landlord for such purpose (which, in each case, shall be an affiliate of Landlord), or cause one or more such designees (which, in each case, shall be an affiliate of Landlord) to perform such activities to the extent required to maintain such status as a REIT, provided, however, that any assignment permitted pursuant to this Section shall not increase Tenant’s obligations nor decrease Tenant’s rights in this Lease, and shall not result in the imposition of any additional charge or expense upon Tenant.

4.Counterparts.  This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.Ratification of Lease; Entire Agreement.  Except as expressly supplemented, amended or modified by this Agreement, the Lease is hereby ratified and confirmed in all respects, and shall continue in full force and effect.  In the event of any inconsistency between the terms of this Agreement and the Lease, the terms of this Agreement shall control. This Agreement (and the exhibits attached hereto) and the Lease, as amended hereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.  This Agreement may be amended only by an agreement in writing, signed by the parties hereto.

6.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

LANDLORD:

THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP,

a Delaware limited partnership

By: Forest City 38 Sidney Street, LLC,

     an Ohio limited liability company,

     its General Partner

By: /s/ Michael Farley

     Michael Farley, Vice President

TENANT:

BLUEPRINT MEDICINES CORPORATION,

a  Delaware corporation

By: /s/ Jeffrey Albers

     Jeffrey Albers, Chief Executive Officer

EXHIBIT A-2

FLOOR PLAN OF EXPANSION AREA

(Second Floor)